                                                                   EXHIBIT 10.22

                                PERSONAL PROPERTY
                            ASSET PURCHASE AGREEMENT

     THIS PERSONAL PROPERTY ASSET PURCHASE AGREEMENT, made and entered into as of February 8, 2002, by and among NEW YORK JOB DEVELOPMENT AUTHORITY d/b/a EMPIRE STATE DEVELOPMENT CORPORATION, (the "Seller"), and DUNKIRK ACQUISITION, LLC (the "Buyer") provides:

                                    RECITALS

     WHEREAS, Seller is the secured creditor of and has liens on certain assets owned by EMPIRE SPECIALTY STEEL, INC. ("ESSI") located in Chautauqua County, New York ("Facility"); and

     WHEREAS, Seller desires to sell to Buyer substantially all of ESSI's personal property constituting all of the Assets (as defined below) relating to ESSI's business, and Buyer desires to purchase such Assets all on the terms and conditions set forth below (the "Transaction"); and

     NOW THEREFORE, in consideration of the promises and of the mutual agreements and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, each intending to be legally bound, do hereby agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

                             INTENTIONALLY OMITTED

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                                   ARTICLE 2

                               PURCHASE AND SALE


     ARTICLE 2.1 AGREEMENT TO PURCHASE AND SELL. Subject to and in accordance with the terms and conditions of this Agreement, at Closing, Buyer agrees to purchase from Seller in a secured creditor's private sale pursuant to Article 9 of the New York Uniform Commercial Code, and Seller agrees to sell, in a secured creditor's private sale pursuant to Article 9 of the New York Uniform Commercial Code, on February 13, 2002, transfer, convey and assign all of its rights, title and interests in and good and marketable title, free and clear of all claims, liabilities, obligations, security interests, liens (including tax liens), mortgages, leases or leasehold interests, encumbrances and rights of others of any kind whatsoever (except as permitted in Article 2.5 below) to the following assets (collectively, the "Assets"):

               a) EQUIPMENT: machinery and equipment including all machine tools, cranes, spare parts, operating supplies, mobile equipment, office furniture, office equipment, computer equipment (collectively or "PP&E") with respect to the Facility, as listed on Appendix A attached hereto and incorporated herein;

               b) INVENTORY: Raw materials including scrap, work-in-process, and finished goods inventory (collectively, the "INVENTORY") located at the Facility or held by others, including any inventory on consignment by ESSI as listed on Appendix B attached hereto and incorporated herein;

               c) INTANGIBLES: All of the general intangibles as the phrase was defined under New York Uniform Commercial Code prior to the recent statutory revisions that became effective on July 1, 2001, excluding therefrom any and all accounts, chattel paper, payment intangibles, or promissory notes;

               d) CONTRACT RIGHTS: All of Seller's rights to all contracts and contract rights, which Buyer so chooses and which were entered into by ESSI in the ordinary course of its business prior to the Closing Date (as defined below) relating to the Assets to be acquired as listed on Appendix C attached hereto and incorporated herein [the parties hereby acknowledge that their intent is to sell all of the contracts identified in Appendix C and

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

                    that the parties will cooperatively work to achieve such sale but that Seller is not warranting that all such contracts are freely assignable];


     ARTICLE 2.2 PURCHASE PRICE.

               a) Buyer agrees to pay an aggregate amount to Seller of Two Million, Nine Hundred Thousand and 00/100 Dollars ($2,900,000.00) pursuant to the payment schedule outlined in this Agreement (the "Purchase Price"). All funds payable under this Article shall be paid by means of a wire transfer to an account designated by Seller, unless otherwise mutually agreed to by Buyer and Seller.

               b) MANNER OF PAYMENT.

                    (i) Buyer has paid to Escrow Agent concurrent with Buyer's execution and delivery of this Agreement, an initial deposit (the "Deposit") of One Million and no/100 Dollars ($1,000,000.00) and Escrow Agent acknowledges receipt of the initial deposit, which shall be credited towards the Purchase Price. Buyer acknowledges and agrees that if it is in default of this Agreement or the Real Property Asset Purchase Agreement and fails to consummate Buyer's purchase of the Assets pursuant to the terms and conditions herein contained, Seller shall be entitled to retain the Deposit as its non-exclusive liquidated damages. Seller acknowledges and agrees that if Seller fails to deliver the Assets pursuant to this Agreement and the Assets as described in and pursuant to the Real Property Asset Purchase Agreement that the Buyer shall be entitled to the return of the Deposit on February 15, 2002.

                    (ii) The sum of One Million, Nine Hundred Thousand and no/100 Dollars ($1,900,000.00) consisting of the balance of the Purchase Price shall be paid to Seller at the Closing of the Buyer purchasing the Real Property in the form of a promissory note (the "Note") in the form of the Attached Appendix D, in the principal amount of $1,900,000.00, which note shall bear interest at a rate of five percent per annum. No payments or interest shall accrue until the first anniversary of the Closing Date. Thereafter, principal and interest shall be paid in one hundred and eight equal monthly installments beginning on the first day of the month following the first anniversary of the Closing Date.

     ARTICLE 2.3. EXCLUDED ASSETS AND LIABILITIES. The list of Assets described in this Agreement as being purchased is pursuant to the descriptions herein and the attached Appendices and the Parties agree that all remaining assets of ESSI and/or Seller are not to be purchased pursuant to this Agreement and shall be Excluded Assets. It is further agreed that in acquiring the Assets, Buyer is not assuming or undertaking to assume and shall have no responsibility for any liabilities whether fixed or contingent, past, present or future, or direct or indirect, arising out of or in connection with the Assets, or any other acts or omissions of Seller or ESSI in connection therewith prior to the Closing (collectively referred to as the "Excluded Liabilities"), including without limitation, (i) any claim arising out of or in connection with the failure by Seller or ESSI to comply with any applicable government regulation; (ii) federal, state or local tax liabilities (including any depreciation, investment tax credit recapture and rollback taxes); (iii) any claim arising out of or in connection with any Employee Plans of Seller or ESSI or with the employment by Seller or ESSI of any of its employees or any past employees or with the termination of any current employees; (iv) any claim resulting from defective products or workmanship (including any recalls or returns with respect thereto) related to goods or services invoiced prior to Closing; (v) any claim arising from environmental liabilities, and (vi) any claim under any provision of the New York Uniform Commercial Code or bulk sales law.

     LIMITATIONS ON WARRANTIES. EXCEPT FOR THOSE WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT, SELLER EXPRESSLY DISCLAIMS AND NEGATES AND BUYER HEREBY WAIVES, ALL OTHER REPRESENTATIONS AND WARRANTIES, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE. AS EXAMPLES AND FOR THE AVOIDANCE OF DOUBT, BUT WITHOUT LIMITATION OF THE FOREGOING, THE ASSETS SHALL BE CONVEYED PURSUANT HERETO WITHOUT ANY WARRANTY OR REPRESENTATION WHETHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, WITH RESPECT TO THE QUANTITY, PROFITABILITY, COLLECTIBILITY, QUALITY, CONDITION, SIZE, WEIGHT, SERVICEABILITY, CONFORMITY TO SAMPLES OR ANY OTHER ASPECT OF THE FIXTURES, EQUIPMENT OR OTHER PERSONAL PROPERTY INCLUDED AMONG THE ASSETS, ALL OF WHICH SHALL BE CONVEYED TO THE BUYER AS IS, WHERE IS, AND WITH ALL FAULTS AND DEFECTS AND IN THEIR PRESENT CONDITION AND STATE OF REPAIR AND WITHOUT ANY WARRANTIES WHATSOEVER OF MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR PURPOSE. THE BUYER ACKNOWLEDGES THAT THIS WAIVER IS CONSPICUOUS.

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     ARTICLE 2.4. ESCROW.

               a) DEPOSIT OF DEPOSIT. The Deposit shall be held in escrow by Escrow Agent in an interest bearing account until the Closing of the Transaction as contemplated herein and the transaction contemplated in the Real Property Asset Purchase Agreement, at which time the Deposit shall be paid to Seller, or shall be paid over to the party who is entitled to same as otherwise provided under the terms of this Agreement.

               b) NOTICE. Notwithstanding the foregoing or any provisions herein regarding the disbursement of the escrowed funds, Escrow Agent shall not disburse the escrowed funds (except pursuant to this Agreement or pursuant to a writing signed by all Parties and containing instructions to Escrow Agent concerning the payment of the Deposit) unless it shall first give notice, to the Seller and Buyer, in accordance with the notice provisions of this Agreement of its intent to disburse the escrowed funds, together with a statement describing the amount of the proposed disbursement and the party to whom such disbursement is to be made. If Escrow Agent shall receive written notice of objection to the disbursement from either Buyer or Seller on or before the fifth (5th) business day after the giving of such notice of intent to disburse, it shall not disburse said funds. Escrow Agent may give such notice one or more times, as it deems warranted under the circumstances. Buyer and/or Seller can compel Escrow Agent to disperse the Deposit in accordance with this Agreement.

               c) CONFLICTS. The duties of the Escrow Agent are purely ministerial in nature. Buyer and Seller acknowledge that McNamee, Lochner, Titus & Williams, P.C. is the Escrow Agent as well as counsel to the Seller. Buyer and Seller agree that the dual role of Escrow Agent, by itself alone, is not a conflict of interest, and that such role will serve to expedite the transactions contemplated by this Agreement. If a conflict arises as to the disbursement of the deposit, the Escrow Agent shall disburse the funds solely in accordance with the terms of this

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Agreement, but shall otherwise be free and unencumbered to aggressively represent the interests of its client.

               d) CONFLICT RESOLUTION. If Buyer and Seller disagree as to the disposition of the Deposit or if the Deposit disposition conditions shall be unsatisfied within a period of time which Escrow Agent, in its sole discretion shall deem unreasonable, or should Escrow Agent otherwise deem it appropriate in its sole discretion, the Escrow Agent may, in its sole discretion, file an action in the Supreme Court located in Chautauqua County New York to resolve the disagreement or seek a resolution as to the distribution of the Deposit and the Escrow Agent shall have the right to deposit the Deposit with the Supreme Court located in Chautauqua County New York to permit the Buyer and the Seller to assert a claim to such monies in an interpleader action. Upon such deposit with such court, the Escrow Agent shall be relieved and discharged of all obligations and responsibilities hereunder.

               e) RESIGNATION OF ESCROW AGENT. The Escrow Agent may at any time resign upon ten (10) days written notice to Seller and Buyer. If a successor Escrow Agent is not appointed by agreement of the Buyer and the Seller within this ten (10) day period, the Escrow Agent may, but is under no obligation to, petition a court of competent jurisdiction to place the escrow monies into court and to permit the Buyer and the Seller to assert a claim to such monies in an interpleader action

               f) TERMINATION. Escrow Agent's obligations hereunder, and any and all liability of Escrow Agent hereunder, shall immediately cease upon the transfer of the escrowed funds in accordance with the terms of this Agreement, or upon the resignation of Escrow Agent as set forth above.

         ARTICLE 2.5 SECURITY INTEREST. At the Closing, Buyer shall grant to Seller a Security Interest in the Assets to secure the Note. Buyer agrees to execute all documents necessary to grant to Seller such a Security Interest, including but not limited to the documents ordinarily used by Seller. Copies of such documents that are applicable to this transaction are attached hereto as Appendix E.

                                   ARTICLE 3

                                    CLOSING

     ARTICLE 3.1. CLOSING. The Closing of the sale of the Assets contemplated by this Agreement ( "Closing") shall take place as soon as possible according to the foreclosure process on personal property and when all contingency items have been released, but not later than February 13, 2002 (the "Closing Date"), at a mutually agreeable location in Chautauqua County, New York or such other earlier time and place as the Parties may mutually agree. All funds transfers to be made and documents to be delivered on the Closing Date shall be consummated at that time and place. Delivery in place and peaceful possession of the Assets shall be contemporaneous therewith. TIME IS OF THE ESSENCE.

     ARTICLE 3.2. SELLER'S CLOSING DOCUMENTS. At the Closing, Seller shall deliver or cause to be delivered to Buyer in form satisfactory to Buyer's counsel a Bill of Sale and Assignment necessary to convey title and possession to the Assets into the name of the Buyer, free and clear of all liens and encumbrances and UCC-3 termination statements, terminating all liens and security interests on the Assets held by Seller by assignment or otherwise. A copy of the Bill of Sale and Assignment is attached hereto as Appendix F.

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

     A certificate signed by Seller's authorized officer that the representations and warranties herein are true as of the Closing Date.

     ARTICLE 3.3. BUYER'S CLOSING DOCUMENTS. At the Closing, Buyer shall deliver or cause to be delivered to Seller in form satisfactory to Seller's Escrow Agent payment of the Purchase Price.

     A certificate signed by Buyer's authorized officer that the representations and warranties herein are true as of the Closing Date.

                                   ARTICLE 4

                                   COVENANTS

     ARTICLE 4.1. COVENANTS OF SELLER.

               a) The Seller, to the best of its ability and to the extent such books, records and properties are available from ESSI, will afford Buyer, its advisors and representatives, and its potential debt and equity financing sources and their advisors and representatives, immediate and continuing access to such of the books, records and properties of ESSI as may be necessary in the opinion of Buyer, its counsel, accountants, environmental consultants and other representatives to conduct a satisfactory due diligence investigation of all aspects of ESSI, including, without limitation, the following areas: environmental, employee obligations, intellectual property, financial, labor agreements, commercial, operations, utilities, real estate orders and contracts.

     In connection with Buyer's due diligence investigation, the Seller will permit Buyer and its counsel, financial and other advisors, accountants, environmental consultants, potential debt and equity financing sources, and their representatives to conduct such investigation of ESSI's businesses, assets, liabilities, books and records as Buyer may desire, and will cooperate fully with Buyer in such investigation. Buyer will be afforded an opportunity to discuss the environmental status and condition of the PP&E with applicable government authorities. Further, the Seller will use its reasonable best efforts to cooperate with Buyer and its auditors in connection with the review of all available financial statements and tax returns of ESSI and the determination that ESSI's fixed assets and inventory balances are reasonably stated in accordance with generally accepted accounting principles.

               b) Seller shall use its reasonable efforts to cause the transactions contemplated by this Agreement to be consummated, and shall use its reasonable efforts to obtain all consents and authorizations of third parties and to make all filings with and give all notices to third parties which may be necessary or reasonably required in order to effect the transactions contemplated hereby.

         c) From the date of this Agreement Seller will not sell, exchange or compromise its existing claims against ESSI or its property.

     ARTICLE 4.2. COVENANTS OF BUYER.

               a) Buyer shall use its reasonable efforts to cause the transactions contemplated by this Agreement to be consummated, and shall use its reasonable efforts to obtain all consents and authorizations of third parties and to make all filings with and give all notices to third parties which may be necessary or reasonably required in order to effect the transactions contemplated hereby.

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

               b) After Closing, Buyer will preserve for a reasonable length of time all books and records included in the Assets and will give Seller the right, during normal business hours, to inspect the same and make copies thereof for all reasonable purposes.

                                   ARTICLE 5

                 MATERIAL TERMS AND CONDITIONS TO TRANSACTION

In addition to the satisfactory completion of due diligence, the Closing is subject to satisfaction of various conditions, including the following unless such condition is waived by Buyer in writing if Seller, through no fault of Buyer, is unable to satisfy:

               a)   DEFINITIVE AGREEMENT AND RELATED DOCUMENTATION

                    . The negotiation, execution and delivery of a definitive Real Property Asset Purchase Agreement in form and substance satisfactory to Buyer and its counsel and to Seller and its counsel.

                    . The assignment by Seller to Buyer of all executory contracts and unexpired leases, to be identified by Buyer and listed in Appendix C to this Agreement (collectively, the "ASSUMED Contracts"). Except as otherwise expressly stated, there shall be no claims by the other parties to the Assumed Contracts against Buyer for any pre-assignment claims or defaults under said contracts.

                    . Obtaining any necessary consents from the parties to such Assumed Contracts.

                    . The execution and delivery of all necessary permits, and all supply and utility agreements necessary to the respective operations of the Facility on terms satisfactory to Buyer by February 12, 2002.

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               b) PROTECTION OF PURCHASED ASSETS

                    . Seller will immediately take all necessary steps to protect the Assets from exposure to adverse weather conditions.

               c) FINANCING

                    . The obtaining of all necessary consents from Buyer's lenders. o There shall have been no material adverse change, in the condition of the Assets since June 29, 2001, except as set forth in Appendix G.

               d) REGULATORY CONSENTS

                    . Obtaining appropriate antitrust and other regulatory permits, consents and approvals and the absence of any injunction or proceeding which seeks to block the consummation of the Transaction or any related transaction.

               e) ENVIRONMENTAL MATTERS

                    . With respect to any existing environmental condition, on or at the Facility or in connection with the Assets, that may be reasonably expected to impose requirements for remediation in order to comply with existing environmental laws, obtaining the agreement or approval from applicable federal and state regulatory agencies (in the form of a prospective purchaser agreement, voluntary remediation agreement, or similar arrangement under applicable federal or state environmental laws and programs) as to remediation requirements with respect to such existing environmental conditions, on terms that are reasonably acceptable to Buyer. In this regard, Buyer shal1 have entered into an agreement with

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

                         the New York DEC regarding environmental matters, the terms of which shall be satisfactory to Buyer.

               f) CORPORATE APPROVALS

                    . The receipt of all required approvals of the Board of Managers of Buyer with respect to the consummation of the Transaction and related transactions.

                    . The receipt of all required approvals of the Board of Directors of the Seller with respect to the consummation of the Transaction and related transactions.

               g) Title and Possession of Assets

                    . Seller, on to the Closing Date, shall transfer good and marketable title to and possession of the Assets, free and clear of all liens, claims and encumbrances.

                                   ARTICLE 6

                        REPRESENTATIONS AND WARRANTIES

     Seller hereby represents and warrants to Buyer as follows:

     . Organization and Qualification. Seller is a public benefit corporation duly organized, validly existing and in good standing under the laws of the State of New York, and has all requisite corporate power and authority to own, and lease the properties and assets it now owns, or is foreclosing on and to carry on its business as presently conducted to execute and deliver this Agreement and the other documents and instruments to be executed and delivered by Seller

                                      13
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          hereunder, and to consummate the transactions contemplated hereby and thereby. Seller is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the ownership, operation or lease of the Assets by it, except where the failure to be so licensed or qualified or in good standing would not have a material adverse effect on the business or financial condition of Seller taken as a whole. Seller has delivered to Buyer true and correct copies of its Amended Articles of Incorporation and Regulations, in each case as presently in effect.

     . Authority Concerning this Agreement. The execution and delivery of this Agreement and the other documents and instruments to be executed and delivered by Seller hereunder, the performance by Seller of its obligations hereunder and thereunder, and the consummation by Seller of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors, of Seller. Seller will deliver to Buyer at or prior to the Closing a complete and correct copy, certified by its corporate secretary or assistant secretary, of all resolutions theretofore duly and validly adopted by its Board of Directors evidencing such authorization (which resolution will not have been modified or rescinded prior to and will be in full force and effect on the Closing Date). No other corporate act or proceeding on the part of Seller is necessary to approve the execution and delivery of this Agreement by Seller, the execution and delivery of the other documents and instruments to be executed and delivered by Seller hereunder, the performance by Seller of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby.

     . Execution and Binding Effect. This Agreement has been duly and validly executed and delivered by Seller and constitutes, and the other documents and

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          instruments to be executed and delivered by Seller hereunder upon their execution and delivery by Seller on or prior to the Closing Date will constitute (assuming in each case the due and valid authorization, execution and delivery thereof by the other parties thereto), valid and binding agreements of Seller, enforceable against Seller in accordance with their respective terms, except that enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights, and (b) the remedies of specific performance or injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     . Absence of Certain Changes or Events. Except as contemplated by this Agreement or as set forth on Appendix G attached hereto, since June 29, 2001, there has not been:

          a) Any mortgage or pledge or material lien or other encumbrance which has not been extinguished by Seller's UCC sale to Buyer, upon any of the Assets, other than Permitted Liens (as set forth in Appendix E hereof);

          b) Any sale, transfer or other disposition of any assets of ESSI that would be included in this Agreement but for such sale, transfer or other disposition by Seller, and Seller has not entered into any contract or commitment material to the business or operations of ESSI, except in the course of business with Buyer.

          c) Any destruction or casualty loss, whether or not covered by insurance, adversely affecting the Assets.

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

          d) Seller knows of no material adverse change, in the condition of the Assets since June 29, 2001, except as set forth in Appendix G.

     . Seller has the right to sell and deliver peaceful possession of the Assets to Buyer and such sale is free and clear of all liens, claims and encumbrances.

          . Seller has legally enforceable debt and lien claims against ESSI as follows:

               1. Note dated January 31, 2001, in the face amount of $3,360,000.00 amount owed: $2,523,971.39 plus interest and other charges from December 14, 2001 secured by: mortgage dated January 31, 2001, executed by Empire Specialty Steel Inc. to New York Job Development Authority, and recorded in the Chautauqua County Clerk's Office on January 31, 2001, in Book 02434 at Page 0372; security agreement in machinery, equipment furniture and fixtures dated January 31, 2001 between Empire Specialty Steel Inc. and New York Job Development Authority d\b\a Empire State Development Corp.; security agreement dated October __, 1999 between Dunkirk Specialty Steel Inc. and Atlas Steels Inc. and thereafter assigned to New York Job Development Authority d\b\a Empire State Development Corp. pursuant to a subordination agreement dated January 31, 2001.

               2. Note dated October __, 1999, in the face amount of $2,499.000.00 amount owed: $1,990,666.60 plus interest and other charges from October 31, 2001 secured by: mortgage in the face amount of $10,000,000.00 given by Al Tech Specialty Steel Corporation to New York State, Department of Commerce-Trust Fund 226-01, and recorded in the Chautauqua County Clerk's office on August 2, 1976, in Book 1376 of Mortgages at page 175, as corrected by correction mortgage recorded in the Chautauqua County Clerk's office on January 25, 1979, in Book 1501 of Mortgages at page 186, which was subsequently subordinated to the aforementioned mortgage dated January 31, 2001; security agreement in equipment dated October __, 1999 between Dunkirk Specialty Steel Inc. and New York Job Development Corp. d\b\a Empire State Development Corp.

               3. Note dated January 31, 2001, in the face amount of $1,000,000.00 amount owed: $973,395.15 plus interest and other charges from October 31, 2001 secured by: security agreement in machinery, equipment, furniture and fixtures dated January 31, 2001, between Empire Specialty Steel Inc. and New York Job Development Authority d\b\a Empire State Development Corp.

          Buyer hereby represents and warrants to Seller as follows:

          Organization and Qualification. Buyer is a Limited Liability Company duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to own, and lease the properties and assets it now owns, or is foreclosing on and to carry on its business as presently conducted to execute and deliver this Agreement and the other documents and instruments to be executed and delivered by Buyer hereunder, and to consummate the transactions contemplated hereby and thereby. Buyer is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the ownership, operation or lease of the Assets by it or the conduct of the business of Dunkirk requires such licensing or qualification, except where the failure to be so licensed or qualified or in good standing would not have a material adverse effect on the business or financial condition of Buyer taken as a whole. Buyer has delivered to Buyer true and correct copies of its Articles of Organization and Operating Agreement, in each case as presently in effect.

          Authority Concerning this Agreement. The execution and delivery of this Agreement and the other documents and instruments to be executed and delivered by Buyer hereunder, the performance by Buyer of its obligations hereunder and thereunder, and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized by the Board of Managers, of Buyer. Buyer will deliver to Seller at or prior to the Closing a complete and correct copy, certified by its corporate secretary or assistant secretary, of all resolutions theretofore duly and validly adopted by its Board of Managers evidencing such authorization (which resolution will not have been modified or rescinded prior to and will be in full force and effect on the Closing
     Date). No other corporate act or proceeding on the part of Buyer is necessary to approve the execution and delivery of this Agreement by Buyer, the execution and delivery of the other documents and instruments to be executed and delivered by Buyer hereunder, the performance by Buyer of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby.

          Execution and Binding Effect. This Agreement has been duly and validly executed and delivered by Buyer and constitutes, and the other documents and instruments to be executed and delivered by Buyer hereunder upon their execution and delivery by Buyer on or prior to the Closing Date will constitute (assuming in each case the due and valid authorization, execution and delivery thereof by the other parties thereto), valid and binding agreements of Buyer, enforceable against Buyer in accordance with their respective terms, except that enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights, and (b) the remedies of specific performance or injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                                   ARTICLE 7

                             CONDITIONS PRECEDENT

     ARTICLE 7.1. CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER. Subject to
Article 9.1 of this Agreement, Seller's obligations hereunder are contingent upon the fulfillment of the following conditions:

               a) Buyer shall not be in default of any of its other agreements with Seller and shall have performed in all material respects its obligations hereunder to be performed on or before the Closing Date.

               b) The Seller shall have signed an Agreement (acceptable to Seller) with the New York State Department of Environmental Conservation regarding the environmental condition of the Facility and release from liabilities relating thereto.

               c) Satisfactory completion of Article 5 of the Agreement applicable to Seller.

               d) Seller to receive Representations and Warranties from Buyer as to the authority to buy the Property.

     ARTICLE 7.2. CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER. Subject to
Article 9.1 of this Agreement, Buyer's obligations hereunder (unless waived by Buyer in writing) are contingent upon the fulfillment of the following conditions:

               a) Seller shall not be in default of any of its other agreements with Buyer and shall have performed in all material respects its obligations hereunder to be performed on or before the Closing Date.

               b) Buyer shall have performed its due diligence, as discussed in Article 4.1, no later than 1 day prior to the Closing date and Buyer has not terminated this Agreement as a result thereof.

               c) The Closing shall have occurred not later than February 13, 2002.

               d) The Buyer shall have signed an Agreement (acceptable to Buyer) with the New York State Department of Environmental Conservation regarding the environmental condition of the Facility and release from liabilities relating thereto.

               e) The Buyer shall have received from the New York State Department of Environmental Conservation and others all applicable permits to operate the Facility.

               f) Seller and Buyer shall have entered into a Real Property Asset Purchase Agreement for the real property with Buyer and such agreements shall be in full force and affect.

               g) The conditions contained in Article 5 and 8 applicable to Buyer.

                                   ARTICLE 8

                            RISK OF LOSS; INSURANCE

     ARTICLE 8.1 The risk of loss to any of the Assets shall remain with Seller until Seller verifies receipt of the portion of the Purchase Price to be paid at Closing, and shall then pass to Buyer and from that time on Buyer shall be entitled to the proceeds of any insurance obtained by the Buyer and covering the Assets upon loss due to an insured event or occurrence. In the event of any material destruction of, or loss or damage to all or any material portion of the Assets by any casualty prior to the Closing, Buyer may, at its option, either
(i) terminate this Agreement or (ii) waive the foregoing right of termination and notify Seller of its election to hold the Closing as provided herein. If Buyer shall so notify Seller, any proceeds of insurance shall be paid to Seller and Seller, to the extent of insurance proceeds received by Seller, plus any coinsurance penalty stipulated in the insurance policy promptly, but in any event not later than thirty (30) days after the casualty, shall replace or repair that portion of the Assets so damaged such that the Assets are in as good condition and equivalent value and fit for Buyer's purposes as were the Assets immediately prior to the casualty, to Buyer's reasonable satisfaction, and the Purchase Price payable hereunder as to the affected Assets shall not be adjusted. In the event of any non-material destruction of, or damage or other casualty to, any of the Assets, or any part thereof, any proceeds of insurance shall be paid to the Seller, and the Purchase Price payable hereunder as to the affected Assets shall be appropriately adjusted on the Closing Date.

                                   ARTICLE 9

                                  TERMINATION

     ARTICLE 9.1 TERMINATION EVENTS. This Agreement may be terminated by:

     a) Buyer, upon written notice to Seller prior to the Closing Date, if any of the conditions in Article 7.2 have not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived such condition on or before the Closing Date; or

     b) Seller, upon written notice to Buyer prior to the Closing Date, if any of the conditions in Article 7.1 have not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Seller to comply with its obligations under this Agreement) and Seller has not waived such condition on or before the Closing Date; or

     c) By Buyer if no later than 1 day prior to the Closing date the results of the Due Diligence conducted by the Buyer are not satisfactory.

     d) Mutual consent of Buyer and Seller.

                                  ARTICLE 10

                                 MISCELLANEOUS

     ARTICLE 10.1 CONFIDENTIALITY. This Agreement and any and all discussions and negotiations related hereto shall be treated as confidential and proprietary information by each Party, and shall not be disclosed to any third party, except those parties with a need to know such information to assist such Party in completing its obligations hereunder, and each Party shall use at least the same degree of care in protecting such confidential information as it uses in protecting its own proprietary and confidential information. This obligation of confidentiality shall terminate with respect to the existence of this Agreement on the date upon which the Parties jointly and publicly announce the signing of this Agreement. Any such public announcement shall be mutually agreed to by Buyer and Seller prior to dissemination.

     ARTICLE 10.2 EXPENSES AND COMMISSIONS. Seller and Buyer agree to bear their own legal, accounting and other expenses in connection with the preparation and consummation of this Agreement and the transactions contemplated hereby. In the event of a breach of this Agreement, the prevailing party in a lawsuit or other dispute resolution procedure shall be entitled to recover its reasonable attorney's fee, costs and expenses from the other party.

     ARTICLE 10.3 BENEFIT OF AGREEMENT; ASSIGNMENT. The terms of this Agreement shall be binding upon and inure to the benefit of the heirs, successors and assigns of the Parties hereto. No Party shall assign its interest under this Agreement, by operation of law or otherwise, without the prior written consent of the other Parties.

     ARTICLE 10.4 NOTICES. All notices, demands or other communications given under this Agreement shall be in writing, and shall be sent by certified or registered mail, postage prepaid, return receipt requested or by personal delivery or by overnight courier and addressed as follows: if to Buyer at:
Dunkirk Acquisition LLC, C/O Universal Stainless & Alloy Products, Inc., General Counsel, 600 Mayer Street, Bridgeville, Pennsylvania 15017, with a copy to Buyer's counsel at William J. Brown, Esq., 3400 HSBC Center, Buffalo, New York 14203; if to Seller at Empire State Development Corporation, Garry Ryan, 633 Third Avenue, New York, New York 10017 with a copy to Seller's counsel at McNamee, Lochner, Titus & Williams, P.C. , Attn: Kevin Laurilliard, Esq., 75 State Street, P.O. Box 459, Albany, New York 12201-0459; or to such other address as may be designated in writing, which notice of change of address shall be given in the same manner. A notice shall be deemed delivered (a) three (3) business days after sending, if sent by certified or registered mail, (b) upon delivery, if personally delivered, or (c) one (1) business day after sending if sent by overnight courier.

         Notices relating to Article 9, Termination may be made by facsimile, e-mail or in person and are effective immediately upon sending such notice.

     ARTICLE 10.5 SEVERABILITY. All agreements and covenants herein are severable. In the event that any provision of this Agreement should be held to be unenforceable, the validity and enforceability of the remaining provisions hereof shall not be affected thereby.

     ARTICLE 10.6 GOVERNING LAW; JURISDICTION. This Agreement shall be enforced, construed and performed in accordance with the laws of the State of New York as applied to contracts made and fully performed in such state, without any effect to the choice of law principles thereof. Seller and Buyer hereby agree that any suit, action or proceeding arising out of or based upon any claim under this Agreement shall be instituted in the Supreme Court located in Chautauqua County, New York, and the Seller and Buyer waive any objection which it may have to the laying of venue of such suit, action or proceeding therein.

     ARTICLE 10.7 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts (by facsimile or otherwise), each of which, when so executed and delivered, shall be an original, but all the counterparts shall together constitute one and the same instrument.

     ARTICLE 10.8 ENTIRE AGREEMENT. This Agreement, together with agreements executed contemporaneously herewith, constitutes the entire agreement among the Parties in respect of the transactions contemplated hereby and supersedes all prior agreements, arrangements and undertakings relating to the subject matter hereof. No covenants or conditions not expressed in this Agreement or in the agreements executed contemporaneously herewith shall affect or be effected to interpret, change or restrict this Agreement. This Agreement may be amended only by a writing specifically amending the Agreement and signed by all of the Parties hereto.

     ARTICLE 10.9 MODIFICATION; WAIVER. This Agreement may not be modified, terminated, rescinded, discharged or canceled, nor may any provision be waived without the prior written consent of the Party or Parties against whom such modification, termination, recision, discharge, cancellation or waiver is or may be asserted. No delay or omission by any Party to exercise any right or power shall impair any such right or power or be construed to be a waiver thereof. A waiver of any provision of this Agreement on any occasion shall not constitute a waiver of such provision on any succeeding occasion.

     ARTICLE 10.10 CUMULATIVE REMEDIES. Unless stated otherwise, all remedies available under this Agreement shall be cumulative and in addition to and not in lieu of any other remedies available at law, in equity or otherwise. The use of any one right or remedy by any Party shall not preclude or waive its right to use any or all other remedies.

     ARTICLE 10.11 HEADINGS. The section headings and subheadings contained in this Agreement, Exhibits, and Schedules are for convenient reference only, and shall not in any way affect the meaning or interpretation of this Agreement.

     ARTICLE 10.12. STRICT CONSTRUCTION. The parties agree that this Agreement was a result of their joint representation and negotiations. IN THE EVENT THAT ANY PARTY TO THIS AGREEMENT IS NOT REPRESENTED BY AN ATTORNEY, THEY ARE HEREBY ADVISED THAT THEY SHOULD CONSULT WITH AN ATTORNEY AND THAT THEY HAVE THE RIGHT TO NEGOTIATE THE TERMS OF THIS AGREEMENT. THIS CONSTITUTES A VALID AND BINDING AGREEMENT. The parties hereby agree that no provision shall be construed against a particular party to this Agreement on the basis that this Agreement or any particular provision in this Agreement was proposed, negotiated or written by such party. This rule of construction is important so that none of the parties are discouraged from drafting this Agreement.

     ARTICLE 10.13 GUARANTEE. All of Buyer's obligations under this Agreement are hereby unconditionally and irrevocably guaranteed by Universal Stainless & Alloy Products, Inc. upon the conveyance to Buyer of the Premises pursuant to and as defined in the Real Property Asset Purchase Agreement of even date herewith.

     ARTICLE 10.14 INDEMNIFICATION. Seller shall indemnify and hold each of Universal Stainless & Alloy Products, Inc. and Dunkirk Acquisition, LLC and their respective directors, managers, officers, employees and related parties harmless from, and against, any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses, and disbursements of any kind or nature whatsoever (including without limitation, counsel and special counsel fees and disbursements in connection with any litigation, investigation, hearing or other proceeding) (collectively, "Liabilities") in connection with, or with respect or in any way related to, or arising directly or indirectly from this Agreement or Transaction related to Seller's failure to dispose of the Assets according to law and in a commercially reasonable manner or to sell, transfer, convey and assign title and interests in and good and marketable title, free and clear of liabilities, obligations, security interests, liens (including tax liens), mortgages, leases or leasehold interests, encumbrances and rights of others of any kind whatsoever (except as permitted in Article 2.5 herein). This indemnification shall survive the Closing and the termination of this Agreement.

                                     * * *

[Note: In accordance with Item 601(b)(2) of Regulation S-K, the registrant has omitted the appendices to this Agreement referenced herein. The registrant hereby agrees to furnish supplementally a copy of any omitted appendix to the Commission upon request.]

     IN WITNESS WHEREOF, the Parties have executed, or caused to be executed, this Agreement in a manner sufficient to bind them as of the day and year first above written.

STATE OF NEW YORK                                                   NEW YORK JOB
COUNTY OF ______________________________________                    DEVELOPMENT AUTHORITY
                                                                    d/b/a EMPIRE STATE
                                                                    DEVELOPMENT CORPORATION
On this the __________ day of _________, 20 ____,

Before me __________________________________, the                   By:  /s/ Garry P. Ryan
undersigned officer, personally appeared, known                          ----------------------------
to me (or satisfactorily proven) to be the person
whose name is subscribed to the within instrument,
and acknowledge that he/she executed the same for                   Its: Controller
the purposes therein contained.                                          ----------------------------

In witness whereof, I hereunto set my hand and Official seals.

________________________________________________
Notary Public

COMMONWEALTH OF PENNSYLVANIA                                        DUNKIRK ACQUISITION, LLC
COUNTY OF ______________________________________

On this the _______________ day of _________, 20____,

Before me __________________________________, the                   By:  /s/ Paul A. McGrath
undersigned officer, personally appeared, known                          ----------------------------
to me (or satisfactorily proven) to be the person
whose name is subscribed to the within instrument,
and acknowledge that he/she executed the same for                   Its: Executive Officer
the purposes therein contained.                                          ----------------------------

In witness whereof, I hereunto set my hand and Official seals.

________________________________________________
Notary Public

COMMONWEALTH OF PENNSYLVANIA                                  UNIVERSAL STAINLESS & ALLOY
                                                              PRODUCTS, INC.
COUNTY OF _______________________________________             Guarantor pursuant to Article 10.13

On this the __________ day of ______________, 20_____,

Before me __________________________________, the             By:  /s/ C.M. McAninch
undersigned officer, personally appeared, known                    -------------------------------------
to me (or satisfactorily proven) to be the person
whose name is subscribed to the within instrument,
and acknowledge that he/she executed the same for             Its: President and Chief Executive Officer
the purposes therein contained.                                    -------------------------------------

In witness whereof, I hereunto set my hand and Official seals.

_________________________________________________
Notary Public


STATE OF NEW YORK                                             MCNAMEE, LOCHNER, TITUS & WILLIAMS, P.C.
COUNTY OF _______________________________________             ESCROW AGENT

On this the __________ day of ______________, 20_____,

Before me __________________________________, the             By:  /s/ Kevin Laurilliard
undersigned officer, personally appeared, known                    -------------------------------------
to me (or satisfactorily proven) to be the person
whose name is subscribed to the within instrument,
and acknowledge that he/she executed the same for             Its: Principal
the purposes therein contained.                                    -------------------------------------

In witness whereof, I hereunto set my hand and Official seals.

_________________________________________________
Notary Public